As  filed with the Securities  and Exchange Commission on October
          12, 1994

                                                  Registration No. 33-_____

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                              THE HILLHAVEN CORPORATION
                (Exact name of registrant as specified in its charter)

                         Nevada                             91-1459952
             (State or other jurisdiction                (I.R.S. Employer
           of incorporation or organization)           Identification No.)

                                 1148 Broadway Plaza
                               Tacoma, Washington 98402
                                    (206) 572-4901
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)


                                  RICHARD P. ADCOCK
                                Senior Vice President,
                            Secretary and General Counsel
                              The Hillhaven Corporation
                                 1148 Broadway Plaza
                               Tacoma, Washington 98402
                                    (206) 572-4901
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

               Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                           CALCULATION OF REGISTRATION FEE

          Title of        Amount       Proposed     Proposed      Amount
          Securities      to be        Maximum      Maximum         of
          to be         Registered     Offering    Aggregate   Registration
          Registered                  Price Per     Offering       Fee
                                    Share <F1>(1)    Price

          Common Stock,  1,262,061    $22.10625   $27,899,447.00
          $9,621.00
          par value      shares
          $.75 per
          share

          <F1>
          (1) Based upon the maximum price divided by the market value which equals the average closing price reported for the Common Stock on the New York Stock Exchange Composite Tape for the twenty day period ending on September 30, 1994.

               The Registrant hereby amends this Registration Statement  on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED OCTOBER 12, 1994

          PROSPECTUS

                              THE HILLHAVEN CORPORATION

                                     Common Stock

               This Prospectus covers the offering for resale of shares (the "Shares") of common stock, par value $0.75 per share (the "Common Stock") of The Hillhaven Corporation ("Hillhaven" or the "Company") by the Selling Stockholders named herein under "Selling Stockholders", who acquired their shares in connection with the acquisition by Hillhaven of Convalescent Pharmaceutical Services, Inc., a California corporation ("CPS"), and Advanced Infusion Systems, Inc., a California corporation ("AIS", and collectively with CPS, "CPS/AIS"). Hillhaven will not receive any proceeds from such resale.

               The Common Stock is listed on the New York Stock Exchange under the symbol HIL.

               The Shares covered by this Prospectus may be offered for sale from time to time on the New York Stock Exchange or otherwise, at prices then obtainable. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution".

               Certain persons who sell the Shares covered by this Prospectus, and any broker or dealer to or through whom any such person shall such securities, may be deemed to be underwriters within the meaning of the Securities Act with respect to the sale of such securities.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is ____________, 1994.

               Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                AVAILABLE INFORMATION

               The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-3 (together with all amendments and exhibits and schedules thereto, hereinafter referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to such contract, agreement or other document for a complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information and the Registration Statement and exhibits and schedules thereto filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information filed on or before November 1, 1993 can also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006. Such reports, proxy statements and other information filed on or after November 2, 1993 can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents, which have been filed by the Company with the Commission, are hereby incorporated in this Prospectus by reference and made a part hereof:

               1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994;

               2.   Current Report  on  Form 8-K  dated as  of October  12,
          1994; and

               3. The description of the purposes and certain anti-takeover effects of certain provisions of the Company's Amended and Restated Articles and By-Laws and of the Rights Plan, which is contained in the Company's Registration Statement on Form 10 filed with the Commission on January 8, 1990, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

               In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               Hillhaven will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to:
          The Hillhaven Corporation, 1148 Broadway Plaza, Tacoma, Washington 98402, Attention: Secretary, (206) 572-4901.

                                     THE COMPANY

               Hillhaven operates nursing centers, pharmacies and retirement housing communities. Based upon the number of beds in service and net operating revenues, the Company is the second largest long term care provider in the United States and believes that it is one of the leading providers of Alzheimer's care.
          Pharmacy operations are conducted through the Company's wholly-owned subsidiary, Medisave Pharmacies, Inc. ("Medisave").

               The Company provides a wide range of diversified health care services, including long term care and subacute medical and rehabilitation services, such as wound care, oncology treatment, brain injury care, stroke therapy and orthopedic therapy. Subacute medical and rehabilitation services are offered at all of the Company's nursing centers and are the fastest growing component of the Company's nursing center operations. Hillhaven believes that it is also one of the largest providers of physical, occupational and speech therapies in the United States. In addition, the Company currently provides long term care to residents of the Company's nursing centers with Alzheimer's disease through 61 Alzheimer's care units.

               Unless the context otherwise requires, the terms "Hillhaven" and the "Company" refer to The Hillhaven Corporation and its consolidated subsidiaries. The Company was incorporated under the laws of the state of Nevada in May 1989. Its principal offices are located at 1148 Broadway Plaza, Tacoma, Washington 98402, and its telephone number is (206) 572-4901.

                                 SELLING STOCKHOLDERS

               Set forth below for the four individuals who acquired Shares in connection with Hillhaven's share for share exchange with CPS/AIS on October 11, 1994, are the number of Shares so acquired, which Shares may be sold by such Selling Stockholders hereunder at any time after ___________________, 1994.

                                                            SHARES OWNED

               Willis D. Corkern and Lela K. Corkern,       344,763
               Co-Trustees of The Corkern Living Trust
               UTA dated April 1, 1993

               Melvin K. Kahn and Madeline J. Kahn,         344,763
               Co-Trustees of The Kahn Living Trust
               UTA dated April 24, 1992

               Stanley and Linda Poncetta, husband and      254,160
               wife, as community property

               Willis D. Corkern and Lela K. Corkern,       45,305
               Co-Trustees of The Corkern Unitrust
               U/T/A dated September 30, 1994

               Melvin K. Kahn and Madeline J. Kahn,         45,305
               Co-Trustees of The Kahn Unitrust
               U/T/A dated September 19, 1994

               Stanley E. Poncetta and Linda A. Poncetta,   135,908
               Co-Trustees of The Poncetta Unitrust
               U/T/A dated September 30, 1994

               Karen A. Flores                              91,857

                                 PLAN OF DISTRIBUTION

               The  Company is not aware  of any plan  of distribution with respect to the Selling Stockholders. Distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions)
          (i) on the New York Stock Exchange, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchange or in the over-the-counter market or (iv) in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of Shares for whom they may act as agent. Pursuant to the Agreement and Plan of Reorganization among the Selling Stockholders and Hillhaven dated as of October 11, 1994, Hillhaven has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act.

                             DESCRIPTION OF COMMON STOCK

               The summary of the attributes of the Company's Common Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Articles of Incorporation of Hillhaven (the "Articles") and the Amended and Restated By-Laws of Hillhaven (the "By-Laws"), copies of which are exhibits to documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

               Under the Articles, the total amount of shares of all classes of stock that the Company has authority to issue is 85 million shares, of which 25 million are shares of Preferred Stock, par value $0.15 per share (the "Preferred Stock"), and 60 million are shares of Common Stock.

               Subject  to the  limitations provided  pursuant  to Sections
          78.378 through 78.3793 (the "Control Shares Acquisition Statute") of the Private Corporation Law of the State of Nevada, the holders of Common Stock will be entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board with respect to any series or class of Preferred Stock, the holders of such shares will exclusively possess all voting power. The Articles do not provide for cumulative voting for the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock designated by the Board from time to time, the holders of Common Stock will be entitled to such dividends as may be declared from time to time by the Board, and upon liquidation will be entitled to receive all assets of Hillhaven available for distribution to such holders.

               The Board of Directors of the Company is authorized to issue Preferred Stock, in one or more series or classes, and to fix for each such series or class such voting powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions, as are stated in the resolution or resolutions adopted by the Board providing for the issue of such series or class and as are permitted by Nevada law. The Board could issue Preferred Stock having terms which could discourage a takeover or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.

               Certain of the Company's debt agreements contain covenants restricting the payment of cash dividends on the Company's Common Stock. Under the most restrictive of these covenants, the payment of any cash dividends would have been prohibited at August 31, 1994.

               No holder of any stock of any class has any pre-emptive or preferential right to acquire or subscribe for any treasury or unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

               Transfer Agent and Registrar

               The transfer agent and registrar for the Common Stock is Chemical Trust Company of California.

                                    LEGAL MATTERS

                    The validity of the Common Stock offered hereby will be passed upon for the Company by Richard P. Adcock, Senior Vice President, Secretary and General Counsel of the Company. As to matters governed by the laws of the State of Nevada, the Company's General Counsel will rely on Woodburn and Wedge, One East First Street, Suite 1600, Reno, Nevada.

               As of September 30, 1994, Mr. Adcock owned 50,298 shares of the Company's Common Stock, of which 13,742 are subject to forfeiture under certain circumstances. In addition, Mr. Adcock held options to purchase an additional 5,916 shares of the Company's Common Stock pursuant to the 1990 Stock Incentive Plan and options to purchase an aggregate of 184,590 shares of the Company's Common Stock pursuant to the Performance Investment Plan. Mr. Adcock also has an interest in 5,916 Performance Shares (reflects 100% of the target award) awarded under the 1990 Stock Incentive Plan, which he is eligible to receive with respect to the three-year periods ending May 31, 1995, May 31, 1996 and May 31, 1997.

                                       EXPERTS

               The consolidated financial statements and schedules of The Hillhaven Corporation and its subsidiaries as of May 31, 1994 and 1993 and for each of the years in the three year period ended May 31, 1994, in the Company's annual report on Form 10-K, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

               The report of KPMG Peat Marwick LLP covering the May 31, 1994 consolidated financial statements refers to a change in the method of providing income taxes by adopting Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

               No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                                  TABLE OF CONTENTS

                                                                 Page

               Available Information                             2
               Incorporation of Certain Documents by Reference   2
               The Company                                       3
               Selling Stockholders                              4
               Plan of Distribution                              4
               Description of Common Stock                       5
               Legal Matters                                     6
               Experts                                           6

                              THE HILLHAVEN CORPORATION

                                     Common Stock


                                      PROSPECTUS


                                  ___________, 1994

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution

               The following is an itemized statement of the expenses (all but the SEC fees are estimates) in connection with the issuance and distribution of the Shares being registered hereunder. All such expenses will be borne by the Company.

               SEC filing fee                     $ 9,621.00
               Accountants' fees and expenses       5,000.00
               Legal fees and expenses              5,000.00
               Miscellaneous                        3,379.00
                                                  ----------
               Total                              $23,000.00
                                                  ==========

          Item 15.  Indemnification of Directors and Officers

               Nevada law and the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws permit indemnification of directors and officers in terms sufficiently broad to indemnify officers and directors under certain circumstances for liabilities (including expense reimbursement) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company also maintains an indemnification agreement with each of its directors and any officer designated by the Company's Board of Directors insuring them against certain liabilities incurred by them in the performance of their duties, including liabilities under the Securities Act. In addition, the Company has directors and officers liability insurance policies.

          Item 16.  Exhibits

               The  following  Exhibits   are  filed  or  incorporated   by
          reference in this Registration Statement:

           3.01 Amended and Restated Articles of Incorporation of Registrant (Incorporated by reference to Exhibit J to
                    Exhibit 2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1989, as amended)
           3.02 Amended and Restated By-Laws of Registrant (Incorporated by reference to Exhibit 3.02 to Registrant's Annual Report on Form 10-K for the year ended May 31, 1994)
           5.01     Opinion of Richard P. Adcock
           5.02     Opinion of Woodburn and Wedge
          23.01     Consent of KPMG Peat Marwick LLP
          23.02     Consent of Richard P. Adcock (included in Exhibit 5.01)
          23.03     Consent  of  Woodburn  and Wedge  (included  in Exhibit
          5.02)
          24.01 Power of Attorney (included in signature page to the Registration Statement)

          Item 17.  Undertakings

               The undersigned Registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undesigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on October 12, 1994.

                                             THE HILLHAVEN CORPORATION

                                             By:  /s/ RICHARD P. ADCOCK

                                                  Richard P. Adcock
                                                  Senior Vice President
                                                  and Secretary

                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints Bruce L. Busby, Chris Marker, Robert F. Pacquer and Richard P. Adcock, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of  the Securities Act of 1933,
          this  Registration  Statement  has   been  signed  below  by  the
          following persons in the capacities and on the dates indicated.

               SIGNATURES               TITLE                         DATE

           /s/ BRUCE L. BUSBY      Chief Executive          October     12,
          1994
             (Bruce L. Busby)      Officer and Chairman
                                   of the Board

           /s/ WALTER F. BERAN     Director                 October     12,
          1994
            (Walter F. Beran)

           /s/ PETER DE WETTER     Director                 October     12,
          1994
            (Peter de Wetter)

            /s/ CHRIS MARKER       President and Director   October     12,
          1994
             (Chris Marker)

           /s/ DINAH NEMEROFF      Director                 October     12,
          1994
             (Dinah Nemeroff)

            /s/ JACK O. VANCE      Director                 October     12,
          1994
             (Jack O. Vance)

           /s/ MARIS ANDERSONS     Director                 October     12,
          1994
            (Maris Andersons)

          /s/ ROBERT F. PACQUER    Senior Vice President    October     12,
          1994
           (Robert F. Pacquer)     and Chief Financial
                                   Officer

          /s/ MICHAEL B. WEITZ     Vice President and       October     12,
          1994
            (Michael B. Weitz)     Principal Accounting
                                   Officer

                                     EXHIBIT LIST

          Exhibit
            No.     Description

           3.01 Amended and Restated Articles of Incorporation of Registrant (Incorporated by reference to Exhibit J to
                    Exhibit 2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1989, as amended)
           3.02 Amended and Restated By-Laws of Registrant (Incorporated by reference to Exhibit 3.02 to Registrant's Annual Report on Form 10-K for the year ended May 31, 1994)
           5.01     Opinion of Richard P. Adcock
           5.02     Opinion of Woodburn and Wedge
          23.01     Consent of KPMG Peat Marwick LLP
          23.02     Consent of Richard P. Adcock (included in Exhibit 5.01)
          23.03     Consent  of Woodburn  and  Wedge  (included in  Exhibit
                    5.02)
          24.01 Power of Attorney (included in signature page to the Registration Statement)